NEWS

Exhibit 10.1

FOR IMMEDIATE RELEASE

LEADING INVESTMENT BANK CHOOSES RiT INTELLIGENT PHYSICAL LAYER MANAGEMENT TECHNOLOGY

Panduit, RiT’s OEM Partner, Wins Tender

First Deployment Involves 35,000 Managed Ports

Tel Aviv, Israel – January 10, 2005 – RiT Technologies (NASDAQ: RITT), the pioneer and world-leading provider of intelligent physical layer solutions, today announced that one of the world's largest diversified financial services companies, has chosen RiT’s Intelligent Physical Layer Management Solution (IPLMS) to help it maximize the performance and reduce the cost-of-ownership of its mission-critical networks. The investment bank has more than 70 offices worldwide, including major centers in the U.S., U.K. and Japan.

For its first IPLMS deployment, the bank has recently awarded Panduit Corp., one of RiT’s strategic OEM partners, with a contract to install 35,000 managed ports in its new London headquarters. For the management function, Panduit will use RiT’s PatchView™ IPLMS sold under the Panduit PanView™ brand name.

“Physical layer management is a necessity for businesses like ours – businesses with complex, mission-critical networks and no tolerance for downtime.” said the bank’s VP of Infrastructure, “We chose the RiT/Panduit for a number of reasons: the technological superiority of the product, including its remote management capability and the fact that it requires no pre-deployment integration; the existence of an enormous and satisfied PatchView™ installed base; and, last but not least, Panduit’s impressive track-record with large-scale projects. Our evaluation shows that the system will pay for itself quickly by reducing network downtime and maintenance expenses, and by improving our ability to track and control network assets. In addition, we believe the system will significantly enhance the physical security of the cabling infrastructure.”

“The combination of RiT's state-of-the-art IPLMS technology with our end-to-end infrastructure products, solutions, marketing reach and experience provides the confidence necessary to earn the customer's preference.  We are proud that our joint solution was chosen by one of the world’s most prestigious banks, and look forward to carrying out this vast project,” said Andrew Caveney, VP Global Business Development for Panduit.

Liam Galin, RiT’s President and CEO, added, “The fact that this blue-chip customer is moving to managed physical layer connectivity in its mission-critical networks shows the increasing mainstream acceptance of the IPLMS concept. Further, its standardization on our technology is a gratifying validation of our products, track record, support capability and partners. We are working to leverage all these positives into increased Enterprise sales in the years ahead.”

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24 Raoul Wallenberg St. * Tel Aviv, Israel, 69719

Tel: 972 3 765 7520  * Fax: 972 3 647 4115

www.RiTtech.com

About RiT Technologies

RiT Technologies pioneered the development of intelligent physical layer solutions, designed to provide superior control, utilization and maintenance of networks. RiT's innovative solutions help customers capitalize on network investments and reduce cost of ownership.

RiT's Enterprise Solutions include PatchView™ for full web-based management, planning and troubleshooting of network physical layer connectivity, and SMART Cabling™ System components for single-source, end-to-end structured cabling solutions.

PairView™ and PairQ™ Carrier Solutions help telcos capitalize on outside plant investments by giving them reliable, mass-verified and qualified infrastructure and connectivity databases.

With a global sales network spanning 60 countries, RiT's key customers include major financial institutions, corporations and global telecommunications companies such as: Deutsche Telekom, Alcatel, TELMEX, TELENOR, The New York Mercantile Exchange (NYMEX), ING Barings, INVESCO, DIAGEO, Daewoo, and Reuters.

RiT is a member of the RAD group, a world leader in communications solutions.

For more information, please visit our website: www.rittech.com

About Panduit Corp.

PANDUIT is a global leader in cabling and communication products and systems, delivering end-to-end solutions in support of demanding networking requirements. The PANDUIT solution is built on a foundation of quality and durability to ensure maximum reliability and performance. Continually focused on market needs, research and development enables PANDUIT to provide innovative products that meet leading applications and environments. This provides leading-edge solutions that allow businesses to move forward with their strategic objectives. Panduit’s global organization provides world-wide support.

For more information, please visit our website: www.panduit.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risk detailed from time to time in the Company’s filings with the Securities Exchange Commission.

This press release is available at www.rittech.com and www.portfoliopr.com

COMPANY CONTACT:

PORTFOLIO PR CONTACTS

Shelagh Hammer

Paul Holm / Jerry Cahn

VP Corporate Marketing

212-736-9224

+972-3-645 5131

pholm@portfoliopr.com

shelaghh@rit.co.il

jcahn@portfoliopr.com